UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 9, 2018 (Date of earliest event reported)
Asure Software, Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-20008 (Commission File Number)	74-2415696 (IRS Employer Identification Number)

3700 N. Capital of Texas Hwy, Suite 350 Austin, TX (Address of principal executive offices)		78746 (Zip Code)
512-437-2700 (Registrant’s telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter) Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

On April 9, 2018, we acquired all of the share capital of Occupeye Limited pursuant to a share purchase agreement. Occupeye Limited is headquartered in Blackburn, United Kingdom and provides workspace utilization technology and is intended to complement our Agile Workplace products.

A copy of the press release announcing this acquisition is filed as Exhibit 99.1 hereto.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

99.1	Press Release dated April 9, 2018.

Cautionary Statement Regarding Forward-Looking Statements
This Report contains forward‑looking statements that involve risks and uncertainties. These statements relate to future periods, future events or our future operating or financial performance. All statements other than statements of historical fact are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “could,” “expect,” “anticipate,” “continue,” “plan,” “intend,” “potential,” “predict,” “estimate,” “project,” “believe,” “would” and similar expressions and the negative of those terms. Forward‑looking statements include but are not limited to statements regarding our strategy, future operations, financial condition, results of operations, projected costs, and plans and objectives of management. Actual results may differ materially from those contemplated by the forward‑looking statements due to, among others, the risks and uncertainties described in our reports and filings with the Securities and Exchange Commission. Except as required by law, we assume no obligation to update or revise any forward-looking statements for any reason, even if new information becomes available in the future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASURE SOFTWARE, INC.

Dated: April 9, 2018	By:	/s/ Kelyn Brannon
Kelyn Brannon
Chief Financial Officer